Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-253401) of Despegar.com, Corp. of our report dated April 29, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PRICE WATERHOUSE & CO. S.R.L. /s/ Eduardo Alfredo Loiácono (Partner)
Eduardo Alfredo Loiácono Buenos Aires, Argentina April 29, 2022